16

                  REORGANIZATION AND STOCK PURCHASE AGREEMENT

     This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of March 10, 2008 (this "Agreement") is by and between Stem Cell Therapy International, Inc., a Nevada corporation ("SCII"), and Histostem Co., Ltd., a Korean Company ("Histostem," and together with SCII, the "Parties").

WHEREAS,  Histostem  desires  to  acquire  a  controlling  interest of SCII; and

     WHEREAS, the Board of Directors of SCII desire to issue a controlling interest of SCII to Histostem; and

WHEREAS,  SCII  desires to acquire a majority controlling interest in Histostem;
and

WHEREAS, the Board of Directors of Histostem desire to issue a controlling interest of Histostem to SCII; and

     WHEREAS, the parties hereto intend that the transaction contemplated here by shall be completed as a tax-free exchange of stock.

     NOW, THEREFORE, The respective Boards of Directors of Histostem and SCII deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Histostem acquire a 60% controlling interest in the securities of SCII, and SCII acquire a 95% controlling interest in the securities of Histostem, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

1.     Pre-Closing Actions ofSCII.  Immediately upon execution of this Agreement
       --------------------------
and prior to any Closing as set forth herein, SCII shall undertake the following actions:

     (a) The Board of Directors of SCII shall unanimously approve and deliver to Cutler Law Group ("Escrow") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be seven members; (c) electing five persons designated by Histostem to the Board of Directors and electing two persons by the current management of SCII (), (d) it is understood that there shall be a U.S. operations division with its own budget as provided herein and the current management of SCII shall appoint the president and other officers of the division for U.S. operations, no changes can be made in the management team for U.S. operations without the consent of the current majority shareholders of SCII for a period of 24 months from the date of Closing, and (e) approving a name change of the corporation to Amstem International Corp.

     (b) SCII shall prepare and file a 14C Information Statement with the US Securities and Exchange Commission to increase the authorized common stock of SCII to 500,000,000 shares and to change the name of the Company to Amstem International Corp.

     (c) SCII shall issue and deliver to Cutler Law Group as Escrow (the "Escrow Agent") for a total of 72,518,053 shares of common stock of SCII for delivery to Histostem at closing (the "Escrowed SCII Shares").

     (d) SCII shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

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
     (e) SCII shall issue and deliver to Cutler Law Group as Escrow 1,000,000 shares each to Brian Lee and Don Williams for services rendered to Histostem, and 2,000,000 shares to Gerald Newman. Such shares shall be released and delivered at Closing.

2.     Pre-Closing  Action  ofHistostem.  Immediately  upon  execution  of  this
       --------------------------------
Agreement and prior to the Closing as set forth herein, Histostem shall undertake the following actions:

     (a) The Board of Directors of Histostem shall execute and deliver resolutions approving the Transactions set forth herein.

     (b) Histostem shall issue and deliver to Cutler Law Group as Escrow certificates representing 185,515,696 shares of common stock of Histostem (the "Escrowed Histostem Shares"), representing 95% of the issued and outstanding equity of Histostem, for delivery to SCII at Closing.

     (c) On or before March 30, 2008, and prior to closing, Histostem shall provide to SCII completed audited financial statements of Histostem in accordance with US GAAP and Item 310 of Regulation S-X promulgated by the US Securities and Exchange Commission, sufficient to file any and all required filings with the US Securities and Exchange Commission (the "Histostem Financial Statements").

     (d) Histostem shall cooperate with its reasonable best efforts to assist SCII to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

     (e) Histostem understands and agrees that in order for SCII to raise capital to close the transaction Histostem must provide a current business plan with all relevant information including use of proceeds for the initial $2,000,000 and a forecast of income and expenses for the next thirty-six months in quarterly increments (the "Post-Merger Business Plan"), Histostem agrees to deliver the Post-Merger Business Plan to SCII no later than March 30, 2008. In the event that Histostem is not able to deliver the Post-Merger Business Plan in a timely manner than the time for closing shall be extended accordingly.

3.     Conditions  to  Closing
       -----------------------

The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

     (a)  the representations  and  warranties  of  Histostem  as  set  forth in
          Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of Histostem shall have occurred;

     (b)  the representations  and  warranties  of  SCII  as  set  forth  in
          Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of SCII shall have occurred;

     (c) all the documents necessary to be filed with local, state and federal authorities are prepared

     (d) SCII shall have provided the board resolutions and any other approval required to complete the board election and the name change.

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     (e)  SCII shall  retain  its  good  standing  as  a publicly traded company under the Securities Exchange Act, trading on the over the counter bulletin board under the symbol "SCII".

     (f) Histostem shall have prepared and provided the Histostem Financial Statements to the reasonable satisfaction of the current auditing firm and counsel for SCII.

     (g) Histostem shall have received funding at the date of the actual closing a minimum of $2,000,000 towards the Initial Round as defined below

4.     At  the  Closing.
       -----------------

     (a) At the Closing, Cutler Law Group shall release from escrow the SCII Board Resolutions effectuating the election of five new members of the Board of Directors. The members of the Board of Directors of SCII except for two members prior to Closing shall submit resignations at Closing.

     (b) At the Closing, Cutler Law Group shall release the Escrowed SCII Shares to Histostem.

     (c) At the Closing, Cutler Law Group shall release the Escrowed Histostem Shares to SCII.

     (d) At the Closing, the existing officers of SCII shall resign and be replaced by those officers appointed by the new Board of Directors, except that the officers of the country-regionU.S. operations division shall continue to provide services as per their employment agreements following the closing and their salaries and expenses shall be paid from the country-regionplaceU.S. operations budget

5.     Timing  of Closing.  The Closing shall occur upon the satisfaction of the
       ------------------
conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on or before dateMonth4Day30Year2008April 30, 2008, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before dateMonth5Day30Year2008May 30, 2008, (i) the Escrow Agent shall return the Escrowed Histostem Shares to Histostem and (ii) the Escrow Agent shall return the Escrowed SCII Shares to SCII.

6.     Representations  ofHistostem.  Except  as  set  forth  in  the  Histostem
       -----------------------------
Financial  Statements,  Histostem  represents  and  warrants  as  follows:

     (a) Ownership of Shares. As of the Closing Date, SCII will become the owner of the Escrowed Histostem Shares. The Escrowed Histostem Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

     (b) Fully paid and Nonassessable. The Escrowed Histostem Shares constitute duly and validly issued shares of Histostem, and are fully paid and nonassessable, and Histostem further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

     (c) Organization of Histostem; Authorization. Histostem is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Histostem and this Agreement constitutes a valid and binding obligation of Histostem; enforceable against it in accordance with its terms. Histostem has no subsidiaries.

     (d) Capitalization. As of the Closing Date, Histostem will have a total of 9,763,984 shares of common stock issued and outstanding (not including the Escrowed Histostem Shares) and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Histostem are validly issued, fully paid and non-assessable and there is not and as of the Closing Date, except for up to 4,400,000 shares to be issued based on the direction of the Board of Directors of Histostem, there will not be outstanding any warrants, options or other agreements on the part of Histostem obligating Histostem to issue any additional shares of common or preferred stock or any of its securities of any kind. Histostem will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of Histostem is presently trading on the Freeboard Exchange in country-regionplaceKorea.

     (e) Ownership of Histostem Shares. The delivery of certificates provided herein for the Escrowed Histostem Shares will result in SCII immediate acquisition of record and beneficial ownership of the Escrowed Histostem Shares, free and clear of all encumbrances.

     (f) No Conflict as to Histostem and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Histostem Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Histostem or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Histostem under, any material agreement or commitment to which Histostem is a party or by which its property or assets is bound, or to which any of the property or assets of Histostem is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Histostem except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of Histostem.

     (g) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Histostem in connection with the execution, delivery and performance of this Agreement by Histostem or the consummation of the sale of the Escrowed Histostem Shares.

     (h) Other Consents. No consent of any Person is required to be obtained by Histostem to the execution, delivery and performance of this Agreement or the consummation of the sale of the Histostem Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Histostem.

     (i) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving Histostem which is likely to have a material adverse effect on the business or financial condition of Histostem, or which questions or challenges the validity of this Agreement. Histostem is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Histostem.

     (j)  Absence  of  Certain  Changes.  Histostem  has  not:

          1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Histostem, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          3. other than the Histostem Escrowed Shares and up to 4,400,000 share of Histostem common stock to be issued based on the determination of the Histostem Board of Directors, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

          5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

          9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);


     (k) Compliance with Law. The operations of Histostem have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Histostem. Histostem has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Histostem has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

7.     Representations  ofSCII.  SCII  for their respective rights and interests
       -----------------------
represent  and  warrant  as  follows:

     (a) Organization; Authorization. SCII is a corporation duly organized, validly existing and in good standing under the laws of placeStateNevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of SCII and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. SCII has no subsidiaries.

     (b) Capitalization. The authorized capital stock of SCII consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, SCII has 41,545,269 shares of common stock issued and outstanding and 500,000 shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of SCII are validly issued, fully paid and non-assessable and, except for 5,300,000 warrants currently outstanding, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of SCII obligating any of SCII to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities issued in conjunction with the raising of the necessary capital called for in this Agreement to provide funds for this transaction. The Common Stock of SCII is presently trading on the over the counter bulletin board under the symbol "SCII". Upon completion of the transactions contemplated by this Agreement, SCII shall be eligible for application and then trading on the American Stock Exchange or the Nasdaq Small Cap market provided that the combined companies meet the share price, net tangible assets and other requirements for such listing.

     (c) No Conflict as to SCII and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of SCII or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of SCII or any of its Subsidiaries under, any material agreement or commitment to which any of SCII, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of SCII or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SCII or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of SCII and its subsidiaries, taken as a whole.

     (d) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by SCII or any of either of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by SCII or the consummation of the transactions contemplated herein.

     (e) Other Consents. No consent of any Person is required to be obtained by SCII to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SCII.

     (f) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by SCII or its Subsidiaries are, in all respects material to the business or financial condition of SCII and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. SCII has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole or which would require a payment by SCII or any of its subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

     (g) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by SCII or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole.

     (h) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving SCII or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of SCII and any of its Subsidiaries, taken as whole, or which would require a payment by SCII or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither SCII nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of SCII or any of its Subsidiaries, taken as a whole, or which would require a payment by SCII or its Subsidiaries in excess of $2,000 in the aggregate.

     (i) Absence of Certain Changes. Neither SCII nor any of its Subsidiaries has:

          1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of SCII and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

          6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          9. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          10. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          11. entered into any collective bargaining or union contract or agreement; or

          12. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of SCII and their subsidiaries taken as a whole.

     (j) Labor Relations. Neither SCII nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole,
          (a) SCII and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against SCII or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against SCII or any of its Subsidiaries, (d) no representation question exists respecting the employees of SCII or any of its Subsidiaries, (e) neither SCII nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of SCII or any of its Subsidiaries is currently being negotiated.

     (k) Compliance with Law. The operations of SCII and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole, or which would not require a payment by SCII or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither SCII nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. SCII and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     (l)  Tax  Matters.

          1. Each of SCII and its Subsidiaries (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only SCII and not Histostem or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          2. Each of SCII and its Subsidiaries represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of SCII and its Subsidiaries for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of SCII and its Subsidiaries shall have been properly included and reflected thereon. SCII and its Subsidiaries shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of SCII and its Subsidiaries, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, SCII' and Subsidiaries' consolidated federal income tax return for such taxable years. Prior to Closing, SCII and its Subsidiaries will timely file a consolidated federal income tax return for the taxable year ended December 31, 2007 and such return shall include and reflect the income, activities, operations and transactions of SCII and its Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of SCII and its Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to SCII and its Subsidiaries, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Each of SCII and its Subsidiaries has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          3. Neither SCII nor its Subsidiaries have agreed, or are required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or
               (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          4. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to SCII or its Subsidiaries, or their assets or operations and no power of attorney granted by SCII or its Subsidiaries with respect to any Tax matter is currently in force.

          5. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to SCII, its Subsidiaries or their assets or operations.

          6. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          7. There shall be delivered or made available to Histostem at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Histostem as may be relevant to SCII, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 2005, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     (m)  Environmental  Matters.

          1. At all times prior to the date hereof, SCII and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole, or which would require a payment by SCII or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          2. The environmental licenses, permits and authorizations that are material to the operations of SCII and its Subsidiaries, taken as a whole, are in full force and effect.

     (n) Periodic Reports. SCII represents and warrants that it is current in all material respects with its filing obligations for periodic and other reports to be filed with the US Securities and Exchange Commission.

8.     Stock  Market  Application.
       --------------------------

     SCII is a placeStateNevada public corporation that currently trades on the over the counter bulletin board under the symbol "SCII". At the earliest date eligible, SCII agrees to apply for trading to the American Stock Exchange or the Nasdaq Small Cap Market.

9.     Fundraising.
       -----------

     (a). Fundraising Goal. The fundraising efforts to be jointly undertaken by SCII and Investment Bankers on a best efforts basis will attempt to achieve a total fund raising goal of $80,000,000. The parties acknowledge that the actual amount of funding in each round may be affected by many factors outside of the one or more of the Parties' control, including the status of the audited financial statements of the combined entity, the business plan accomplishments of the new entity, and changes in market conditions.

     (b). Best Efforts Basis. It is understood that the fundraising efforts to be undertaken will be on a Best Efforts Basis, as that term is understood by placecountry-regionU.S. investment bankers and public companies raising capital

     (c). Source of Capital. The capital required for operations by Histostem shall be provided from newly issued stock of SCII (as a combined entity). Any additional capital raised after the first round, either through debt or equity or through any other security, regardless of how the capital is raised, shall be disbursed as deemed in the best interests of the combined companies by the Board of Directors and in accordance with the terms of this Agreement with respect to providing a budget for U.S. operations

     (d).InitialRound. The work for the initial round of financing commenced immediately upon the execution of a Memorandum of Understanding executed on dateMonth2Day27Year2008February 27, 2008 with respect to the transactions contemplated by this Agreement, and shall be paid as soon as the funds are available provided that at the time of paying the funds the Histostem Financial Statements are complete. The initial round will be undertaken by SCII and a broker-dealer its selects on a best efforts basis for a total of up to $5,000,000. Of this amount, $4,000,000 from the initial round of financing will be used by Histostem for immediate operating capital, and $1,000,000 shall be used by SCII according to a budget to be determined solely by the current management of SCII.

     (e) First Round. The first round of financing shall occur as soon as reasonably possible but no later than six months following the initial round financing, and will be undertaken by SCII on a best efforts basis for a total of up to $25,000,000, with proceeds to be distributed 60% to Histostem and 40% to SCII as the US parent company, whose officers for U.S. operations shall determine the appropriate use of proceeds with respect to the 40% of the proceeds

     (f). Further Rounds. Other financing rounds will occur, beginning within twelve months following the first round, and will be undertaken on a best efforts basis for a overall total of up to $80,000,000 including proceeds from the first two rounds. Proceeds from these further rounds will be used by Histostem and SCII for long term growth and operations according to a Use of Proceeds statement to be approved by the Board of SCII.

     (g). Limitations on Liability for Best Efforts Financing. It is understood that the ability to obtain financing is dependent on several factors that are out of the control of Mr. Cao and SCII, including Histostem successfully implementing its business plan and meeting its pro forma financial milestones, and current market conditions. It is understood that Mr. Cao and SCII shall incur no liability with respect to those events or the resulting price per share.

10.     Antidilution.  For  a  period of twenty-four months from the date of the
        ------------
first round of financing, the Parties agree not to attempt or implement any reverse splits or other efforts to dilute the shares of the minority shareholders of SCII. For the purposes of this clause, shares are diluted only where such efforts result in the reduction of the value of the minority shareholders' stock. It is understood that shares are not diluted due to stock issued in the course of the anticipated three rounds of financing.

11.     Consultants.  For  a  period of five years Mr. Newman and Global Capital
        -----------
Corp. agree to provide ongoing services to SCII in accordance with the terms of those certain Consulting Agreements providing for payments of $100,000 and 250,000 shares annually each, copies of which are to be attached as Exhibits A and B hereto and which shall be approved and signed by all parties prior to the closing

12.     Legal  Advisors.  The  law  firm  of  Epstein,  Becker  and Green may be
        ---------------
considered to serve as legal advisor to Histostem and the new entity as necessary.

13.Notices.
   -------

     Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

     If  to  Histostem:  Histostem,  Ltd.
                         518-4
                         placeCitySeoul  Life  Foundation  Bldg.
                         Dunchon-dong,  Kangdong-gu,
                         placeCitySeoul  134-060,
                         placecountry-regionSouth  Korea
                         Attn:  Dr.  Hoon  Han,  Chief  Executive  Officer

     If  to  SCII:       Stem  Cell  Therapy  International,  Inc.
                         2203  N.  Lois  Avenue,  9th  Floor
                         Tampa, FL  33607
                         Facsimile  No.:  (813)  830-6112
                         Attn:  Calvin  Cao,  President

                         Copy  to:

                         Cutler  Law  Group
                         addressStreet3206 West Wimbledon Drive placeCityAugusta, StateGA PostalCode30909
                         Facsimile  No.:  (706)  243-4206
                         Attention:  M.  Richard  Cutler

14.     Successors.
        ----------

     This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

15.     Choice  of  Law.
        ---------------

     This Agreement shall be construed and enforced in accordance with the laws of the State of placeStateNevada, and the parties submit to the exclusive jurisdiction of the courts of placeStateNevada in respect of all disputes arising hereunder.

16.     Counterparts.
        ------------

     This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

17.     Confidential  Information.
        -------------------------

     Each of Histostem and SCII hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

18.     Public  Announcement.
        --------------------

     The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law. For the protection of the Company and its shareholders, for a period of twelve-months following the Closing no press releases shall be issued by the Company until such time as the proposed press release has been approved in writing by legal counsel to the Company and by the U.S. operations management team.

19.     Entire  Agreement.
        -----------------

     This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

20.     Costs  and  Expenses.
        --------------------

     Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

21.     Attorney's  Fees.
        -----------------

     Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

22.     Finders.
        --------

     Histostem represents and warrants that there are no finders or other parties which have represented Histostem in connection with this transaction which have not received appropriate compensation. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of Histostem. SCII represents and warrants that there are no finders or other parties which have represented SCII in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of SCII.


[remainder  of  this  page  intentionally  left  blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For  and  on  behalf  of:     Histostem  Ltd
                              a  Korean  corporation


                              By: \s\ Dr. Hoon Han
                                  -------------------------
                              Dr.  Hoon  Han
                              Chief  Executive  Officer


For  and  on  behalf  of:     Stem  Cell  Therapy  International,  Inc.
                              a  placeStateNevada  corporation


                              By: \s\ Calvin Cao
                                  -------------------------
                              Calvin  Cao
                              President